                                                                   Exhibit 10(f)

DATED for reference January 1, 1989
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BETWEEN:

          DANIEL PHARO

                            OF THE FIRST PART

AND:

          PUFF PAC, LTD.

                           OF THE SECOND PART

AND:

          ALL OF THE PERSONS IN
          PUFF PAC PEOPLE

                            OF THE THIRD PART

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          PATENT ROYALTY AGREEMENT

---------------------------------------------

             RUSSELL & DuMOULIN
           Barristers & Solicitors
       1500 - 885 West Georgia Street
         Vancouver, British Columbia
                   V6C 3H7

        Attention: Alan H. Finlayson

                            PATENT ROYALTY AGREEMENT

THIS AGREEMENT is dated for reference January 1, 1989.

BETWEEN:

          DANIEL PHARO, Businessman, of 2160 Century Park East, Los Angeles, California 90067

          (hereinafter called "Pharo")

                                                              OF THE FIRST PART,

AND:

          PUFF PAC, LTD., a California limited partnership having an office at 2399 Manning Avenue, Los Angeles, California, 90064

          (hereinafter called "PPL")

                                                             OF THE SECOND PART,

AND:

          ALL OF THE PERSONS IN PUFF PAC PEOPLE

          (hereafter collectively called "PPP" and individually called a "Person of PPP")

                                                              OF THE THIRD PART.

WHEREAS:

A. By oral agreement Pharo granted a royalty relating to U.S. patents No. 4,597,244 and No. 4,793,123 issued on July 1, 1986 and December 27, 1988 respectively, and to U.S. patent applications with serial numbers 089,228 and 07/262,537 filed on August 25, 1987 and October 25, 1988 respectively (the "Intellectual Property") to a collectivity of people commonly known as Puff Pac People ("PPP");

B. By an undated agreement entitled "Patent Distribution Agreement" between Pharo and PPL, Pharo granted a license to PPL to manufacture, use and sell products made under the Intellectual Property;

C. The parties wish to reduce the oral agreement to writing and wish to make certain amendments including ensuring that royalty payments are made from PPL directly to PPP.

     IN CONSIDERATION FOR the payment of $1.00 paid by PPL to each of the persons of PPP and Pharo, the receipt and sufficiency of which consideration is expressly acknowledged, the parties agree as follows;

1. For the period from January 1, 1989 to December 31, 1989, PPL will pay a royalty to PPP in the amount of five percent of the Cost Of Goods Sold of Products sold in the United States.

2. For the period from January 1, 1990 to December 31, 1990, PPL will pay a royalty to PPP for Industrial Packaging and for Gift Wrapping of three percent and four percent respectively, of the Cost of Goods Sold of Products sold in the United States.

3. For the period from January 1, 1991 to December 31, 1994, PPL will pay a royalty to PPP for Industrial Packaging and for Gift Wrapping of two percent and three percent respectively of the Cost of Goods Sold of Products sold in the United States.

4. For the period commencing January 1, 1995, PPL will pay a royalty to PPP for Industrial Packaging and for Gift Wrapping of two percent and two and one-half percent respectively of the Cost of Goods Sold of Products sold in the United States.

5. The amounts to be paid under paragraphs 1, 2, 3 and 4 will be determined by reference to the audited financial statements of PPL.

6. Within 30 days of the end of the first, second and third quarters of each fiscal year of PPL, PPL shall advance to PPP an amount being an estimate made by PPL only of the royalty accrued for the recently completed quarter of the fiscal year of PPL.

7. PPL shall pay to PPP the amounts to be paid under paragraphs 1, 2, 3 and 4 no later than 150 days following the fiscal year end of PPL. Such payments will be adjusted to exclude the advances provided during the fiscal year and, in the event that the advances exceed the total amount to be paid for a fiscal year, then PPL shall no later than 150 days following the fiscal year end of PPL deliver to PPP a demand to pay such excess and PPP shall make payment to PPL on such demand within 10 days of receipt of such.

8. For the purpose of this Agreement, the following words and terms have the following definitions:

     (a) "Cost of Goods Sold" means manufacturers unit price FOB factory, multiplied by the number of units sold, excluding returns using average costing method;

     (b) "Gift Wrapping" means wrapping produced under the Intellectual Property that is placed around consumer goods at the retail trade;

     (c) "Industrial Packaging" means the packaging produced under the Intellectual Property that is used for protection of items including flowers during their transportation or storage including, but not restricted to, use by manufacturers, growers and wholesalers; and

     (d)  "Products" means those products produced under the Intellectual
          Property.

9.   Payments hereunder shall be made by PPL directly to PPP.

10. Any payments to be made by PPL to PPP shall be delivered or mailed to PPP at 5 West Elm Street, Lodi, California, 95240. In the event that PPP incorporates a company to facilitate receipt of payments herein:

     (a) each Person of PPP shall deliver to PPL an assignment in writing to the corporation of its interest in this Agreement;

     (b) each Person of PPP shall deliver to PPL a duly executed release of PPL's obligations to each Person of PPP under this Agreement; and

     (c) any payment required herein shall be made payable to the corporate name and to the corporate address as advised by Ken Dammel.

11. PPL shall provide PPP within 150 day of the fiscal year end of PPL a complete and accurate statement of its Cost of Goods Sold for the fiscal year then ending, such statement to be certified by PPL as accurate and to include information as to the number, description of Products sold during the fiscal year and any further information as PPP may from time to time reasonably request. Such statements shall be furnished to PPP regardless of whether Products have been shipped, distributed or sold and whether or not royalties have been earned during the fiscal period. PPP shall keep such statements strictly confidential.

12. PPL acknowledges that as of December 31, 1988 it owes PPP royalty payments of $12,999.25 in aggregate.

13. PPP acknowledges that it has no royalty agreements written or oral with PPL or Pharo other than this Agreement.

14. PPP does forever release Pharo, his executors, administrators, successors and assigns of and from all causes of action, contracts, claims, suits, demands and damages of whatever nature or kind and howsoever arising, which each of the Persons of PPP, their executors, administrators, successors and assigns, can, shall or may have for or by any reason or arising out of any cause, act, contract, deed, matter, thing, or omission existing up to the date of this Agreement, save and except royalty payments due and owing up to and including December 31, 1988 in the amount of $12,999.25 in aggregate.

15. Each of the Persons of PPP does hereby remise, release and forever discharge PPL, its directors, officers, agents, employees, successors and assigns of and from all causes of action, contracts, claims, suits, costs, demands and damages of whatever nature or kind and howsoever arising, which each of the Persons of PPP, their executors, administrators, successors and assigns now have or which hereafter they, their executors, administrators, successors and assigns, can, shall or may have for or by any reason or arising out of any cause, act, contract, deed, matter, thing, or omission existing up to the date of this Agreement, save and except the royalty payments due and owing up to and including December 31, 1988 in the amount of $12,999.25 in aggregate.

16. Pharo does hereby remise, release and forever discharge PPL, its directors, officers, agents, employees, successors and assigns of and from all causes of action, contracts, claims, suits, costs, demands and damages of whatever nature or kind and howsoever arising, which Pharo, his executors, administrators, successors and assigns now have or which hereafter he, his executors, administrators, successors and assigns, can, shall or may have for or by any reason or arising out of any cause, act, contract, deed, matter, thing, or omission existing up to the date of this Agreement.

17. This Agreement does not create a partnership or joint venture between the parties and neither party has the power to obligate or bind the other party in any manner.

18. Any notice required to be given shall be sufficiently given if in writing and delivered, personally, to the address of the intended recipient set forth on the first page hereof or such other address as may be specified in writing by any of the parties hereto on giving notice in the same manner. Such notice shall be deemed to have been received on the day it is so delivered.

19. All of the parties to this Agreement agree to execute and deliver all such further documents and assurances and do all such further acts and things which either before or after the execution of this Agreement are necessary to carry out the full interest and meaning of this Agreement.

20. This Agreement shall be governed by the laws of the province of British Columbia and the parties hereto agree to the exclusive jurisdiction of the courts of British Columbia.

21. This Agreement represents the entire understanding between the parties of this Agreement and supersedes all previous representations, understandings or agreements, oral or written between the parties.

22. This Agreement may be amended only by agreement in writing, executed by all of the parties hereto.

23. This agreement may not be assigned by any Person of PPP without the previous written consent of PPL.

24. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                                        Percentage of Patent
                                        Royalty also being the
Name of Partners In                     Percentage of
Puff Pac People                         Interest in Partnership
-------------------                     -----------------------

Michele M. Rodgers                      1

William Wetzel                          1/2

Susan Baxter                            1/2

Helen Robinson                          1/2

Juanita Folks                           1

Larry & Lenore Nies                     1

Sandra Brewster                         5

Robert W. Smith &

    Dixie Hughes Smith                  1

Diane Watson                            1/2

Amy Morein                              1

Heather Morein                          1

Dick Howell                             1

Clarice Pharo                           1

Daniel Alan Pharo

Edwin Dommel                            8

Kenneth Dommel                          6

Larry Fagan                             2

Rodger Henson                           4

William Howell                          1

Pamela Hummel                           1

Dennis Johansen                         3

Kleinfeld & Heiser                      1

Charles Kroeger                         1

Jim Mitchell                            3

William Stratton                        1

Hilland Holland                         1
                                      -----

     TOTAL                            100